   As filed with the Securities and Exchange Commission on December 22, 1997
                                                           Registration No. 333-

================================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                           ----------------------

                                  FORM S-8
                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933

                           ----------------------

             MASTERING, INC. (F/K/A EAGLE RIVER INTERACTIVE, INC.) (Exact name of registrant as specified in its charter)

           DELAWARE                                        84-1320277
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

        11000 N. SCOTTSDALE RD., #260                        85254
        SCOTTSDALE, ARIZONA                                (Zip Code)
(Address of principal executive offices)

             AMENDED AND RESTATED 1995 EXECUTIVE STOCK OPTION PLAN
              AMENDED AND RESTATED 1995 EMPLOYEE STOCK OPTION PLAN
                           (Full title of the plans)

                                   MARC PINTO
                            EXECUTIVE VICE PRESIDENT
                          AND CHIEF FINANCIAL OFFICER
                                MASTERING, INC.
                         11000 N. SCOTTSDALE RD., #260
                           SCOTTSDALE, ARIZONA 85254
                                 (602) 998-7500
                     (Name, address, and telephone number,
                   including area code, of agent for service)

                           ----------------------

                        CALCULATION OF REGISTRATION FEE

========================================================================================================
                                           Proposed                Proposed
     Title Of              Amount          Maximum                  Maximum              Amount Of
 Securities To Be           To Be          Offering                Aggregate          Registration Fee
    Registered            Registered       Price Per                Offering
                                           Share (1)                Price (1)
--------------------------------------------------------------------------------------------------------
Common Stock,            2,400,000         $7.27,$8.00             $18,237,130              $5,600
$.001 par value(2)       shares(3)

========================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee and, pursuant to Rule 457(h) under the Securities Act of 1933, based upon (i) as to options to purchase 1,319,000 shares of Common Stock, a weighted average purchase price of $7.27 per share and (ii) as to 1,081,000 shares of Common Stock available for grant, the average of the high and low sale prices of the Common Stock reported in the Nasdaq National Market Issues on December 18, 1997, which was $8.00.

(2) Includes 2,400,000 associated rights ("Rights") to purchase 1/100 of a share of Series B Participating Preferred Stock, par value $.001 per share. Rights initially are attached to and trade with the Common Stock of the Company. The value attributable to such Rights, if any, is reflected in the market price of the Common Stock.

(3) Consists of 1,500,000 shares issuable pursuant to the Amended and Restated 1995 Executive Stock Option Plan and 900,000 shares issuable pursuant to the Amended and Restated 1995 Employee Stock Option Plan. This registration statement also covers an additional and indeterminate number of shares as may become issuable because of the provisions of the plans relating to adjustments for changes resulting from stock dividends, stock splits and similar changes.

================================================================================

                                    PART II
                          INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents heretofore filed with the Securities and Exchange Commission (the "Commission") by the Company are incorporated herein by reference:

        (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

        (b) The Company's Quarterly Reports on Form 10-Q for each of the three months ended March 31, 1997, June 30, 1997 and September 30, 1997 and the Company's Current Report on Form 8-K filed with the Commission on October 10, 1997; and

        (c) The description of the Company's Common Stock, par value $.001 per share, which is contained in the Company's Registration Statement on Form S-1, as amended (File No. 333-702).

        All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents.

        Any statement contained in a document incorporated by, or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

        Not Applicable

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not Applicable

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        The Company's By-laws require the Company to indemnify each of its past, present and future officers and directors against liabilities and reasonable expenses incurred in any action or proceeding by reason of such person's being or having been an officer or director of the Company, or of any other corporation for which he or she serves as such at the request of the Company, to the fullest extent permitted by Delaware law, including those circumstances in which indemnification would otherwise be discretionary. Indemnification, however, is limited to officers and directors who have acted in good faith and in a manner they reasonably believed to be in the best interests of the Company.

        In addition, the Company has entered into Directorship Agreements with each of its directors. Such agreements require the Company to indemnify the directors to the fullest extent permitted by law against all expenses, including attorneys' fees, judgments, fines and amounts paid or incurred by them for settlement in any action or proceeding, including any derivative action, arising out of their service as a director of the Company or of any subsidiary of the Company or of any other corporation for which he or she serves as such at the request of the Company. The Company has no contractual obligation, however, to indemnify any director on account of liability for any breach of the director's duty of loyalty to the Company, any act or omission not in good faith or which involved intentional misconduct or a knowing violation of laws, or any transaction from which the director derived an improper personal benefit.

        Pursuant to the provisions of the Delaware General Corporation Law, the Company has adopted provisions in its Restated Certificate of Incorporation which eliminate the personal liability of its directors to the Company or its stockholders for monetary damages incurred as a result of the breach of their duty of care.

        The foregoing description of certain provisions of the Company's Restated Certificate of Incorporation, By-laws and Directorship Agreements is qualified in its entirety by reference to the Company's Restated Certificate of Incorporation, By-laws and Directorship Agreements, filed as exhibits to the Company's Registration Statement on Form S- 1, as amended (File No. 333-702).

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

        Not Applicable

ITEM 8. EXHIBITS.

EXHIBIT
 NO.                                               DESCRIPTION

4.1                       The Company's Restated Certificate of Incorporation
                          (incorporated by reference to Exhibit 3.1 to the
                          Registration Statement on Form S-1 (File No.
                          333-702)).
4.2                       The Company's By-Laws (incorporated by reference to
                          Exhibit 3.2 to the Registration Statement on Form S-1
                          (File No. 333-702)).
4.3                       Specimen Certificate for Common Stock (incorporated
                          by reference to Exhibit 4.1 to the Registration
                          Statement on Form S-1 (File No. 333-702)).
4.4                       Registration Agreement dated June 21, 1996 between
                          the Company, Philip Meurer, Joseph Parker, Lee J.
                          Jacobson and E. Michael Loftus (incorporated by
                          reference to the item listed as Exhibit 3 on the
                          Exhibit Index to the Company's Current Report on Form
                          8-K dated June 21, 1996).
4.5                       Registration Rights Agreement dated as of July 31,
                          1996 between the Company and Thomas R.  Graunke
                          (incorporated by reference to the item listed as
                          Exhibit 99.4 on the Exhibit Index to the Company's
                          Current Report on Form 8-K dated July 31, 1996).
4.6                       The Company's Amended and Restated Employee Stock
                          Purchase Plan (incorporated by reference to Exhibit
                          10.13 to the Registration Statement on Form S-1 (File
                          No. 333-702)).
4.7                       The Company's Amended and Restated 1995 Executive
                          Stock Option Plan.
4.8                       The Company's Amended and Restated 1995 Employee
                          Stock Option Plan.
4.9                       Rights Agreement between the Company and Harris Trust
                          and Savings Bank, as Rights Agent.
5                         Opinion of Sidley & Austin.
23.1                      Consent of Arthur Andersen LLP.
23.2                      Consent of Sidley & Austin (contained in Exhibit 5
                          hereto).
24                        Power of Attorney (contained in the signature page of
                          this Registration Statement).

ITEM 9. UNDERTAKINGS.

        (a) The Company hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                Statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

                provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or
                Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

            (2) That, for the purpose of determining any liability under the
                Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the shares of Common Stock being registered hereby which remain unsold at the termination of the offering.

        (b) The Company hereby undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering hereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


        The Registrant, pursuant to the requirements of the Securities Act of 1933, as amended, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona on this 22nd day of December, 1997.


                                         MASTERING, INC.


                                         By: /s/ Marc Pinto
                                             -------------------------
                                          Marc Pinto
                                          Executive Vice President and
                                            Chief Financial Officer

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears immediately below constitutes and appoints Terence M. Graunke and Marc Pinto, and each or any of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

      Signature                                    Title(s)
      ---------                                    --------
/s/ Terence M. Graunke                    Chairman of the Board, President
-------------------------                   and Chief Executive Officer
Terence M. Graunke


/s/ Marc Pinto                            Executive Vice President
-------------------------                   and Chief Financial Officer
Marc Pinto


/s/ Paul D. Carbery                       Director
-------------------------
Paul D. Carbery


/s/ Casey G. Cowell                       Director
-------------------------
Casey G. Cowell


/s/ Andrew J. Filipowski                  Director
-------------------------
Andrew J. Filipowski


/s/ James E. Cowie                        Director
-------------------------
James E. Cowie


/s/ Peter I. Mason                        Director
-------------------------
Peter I. Mason


/s/ Paul Yovovich                         Director
-------------------------
Paul Yovovich

                                 EXHIBIT INDEX

EXHIBIT
NUMBER              DESCRIPTION OF EXHIBIT
------              ----------------------
4.1                 The Company's Restated Certificate of Incorporation
                    (incorporated by reference to Exhibit 3.1 to the
                    Registration Statement on Form S-1 (File No. 333-702)).

4.2                 The Company's By-Laws (incorporated by reference to Exhibit
                    3.2 to the Registration Statement on Form S-1 (File No.
                    333-702)).

4.3 Specimen Certificate for Common Stock (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-1 (File No. 333-702)).

4.4                 Registration Agreement dated June 21, 1996 between the
                    Company, Philip Meurer, Joseph Parker, Lee J. Jacobson and
                    E. Michael Loftus (incorporated by reference to the item listed as Exhibit 3 on the Exhibit Index to the Company's
                    Current Report on Form 8-K dated June 21, 1996).

4.5 Registration Rights Agreement dated as of July 31, 1996 between the Company and Thomas R. Graunke (incorporated by reference to the item listed as Exhibit 99.4 on the Exhibit
                    Index to the Company's Current Report on Form 8-K dated July
                    31, 1996).

4.6                 The Company's Amended and Restated Employee Stock Purchase
                    Plan (incorporated by reference to Exhibit 10.13 to the Registration Statement on Form S-1 (File No. 333-702)).

4.7*                The Company's Amended and Restated 1995 Executive Stock
                    Option Plan.

4.8*                The Company's Amended and Restated 1995 Employee Stock
                    Option Plan.

4.9*                Rights Agreement between the Company and Harris Trust and
                    Savings Bank, as Rights Agent.

5*                  Opinion of Sidley & Austin.

23.1*               Consent of Arthur Andersen LLP.

23.2*               Consent of Sidley & Austin (contained in Exhibit 5 hereto).

24* Power of Attorney (contained in the signature page of this Registration Statement).

----------------------
*Filed herewith